UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010

Limoneira Company
(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road
Santa Paula, CA 93060
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (805) 525-5541
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1             Registrant’s Business and Operations

Item 1.01             Entry into a Material Definitive Agreement.

On August 24, 2010, Limoneira Company (the “Company”) entered into an amendment (the “Amendment”) to the Real Estate Advisory Management Consultant Agreement (the “Consultant Agreement”) dated April 1, 2004 by and between the Company and Parkstone Companies, Inc. (“Parkstone”), a California corporation.  The Consultant Agreement was amended to (i) formalize and clarify certain duties and obligations related to completion of the entitlement process phase for a master plan subdivision, (ii) memorialize an increase in the monthly fee to $20,000 for Parkstone’s consultant services, (iii) add the opportunity for Parkstone to earn a success fee (the “Success Fee”) upon the annexation of the subject property by the City of Santa Paula, California (the “Trigger Event”), and (iv) extend the term of the Consultant Agreement until the occurrence of the Trigger Event, provided, however, that either party may terminate the Consultant Agreement for any reason by giving thirty (30) days prior written notice to the other party.

The Consultant Agreement requires Parkstone to manage, organize and complete the entitlement process phase (the “Project”) for an approximately 500 acre master plan subdivision located on land commonly referred to as East Area One.

The Company also agreed to, as part of the consideration for the services performed pursuant to the Consultant Agreement, pay the Success Fee equal to the amount derived by multiplying (a) 4% times (b) the Property Value reduced by the sum of (i) the Base Land Value plus (ii) Selling Costs plus (iii) Capitalized Costs, as all such terms are defined in the Consultant Agreement, as amended.  The Success Fee is due and payable 120 days following the earlier to occur of (a) the sale of all or any portion of the subject property (which includes the Company’s entrance into an arm’s length written agreement with any unrelated party pursuant to which such third party makes a material investment in the subject property), (b) the determination of an appraised value of the subject property or (c) the second anniversary of the Trigger Event (each a “Success Fee Event”).  The Success Fee, if any, shall be paid in cash, shares of the Company’s common stock, or any combination of the forgoing at the sole discretion of the Company.  If the Success Fee is paid in shares of common stock, the amount of common stock paid will be determined using a price per share equal to the average of closing prices of the common stock on the NASDAQ Global Market for the 20 trading days ending on the last trading day prior to the earliest occurring Success Fee Event; provided, however, that the price per share shall be no less than $16.00 per share.  Such shares of common stock will be issued in reliance on the exemption for private offerings under Section 4(2) of the Securities Act of 1933, as amended, and will not involve a public offering, and will be made without general solicitation or advertising.

The foregoing description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Consultant Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Section 3             Securities and Trading Markets

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Section 9             Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Real Estate Advisory Management Consultant Agreement dated April 1, 2004, by and between Limoneira Company and Parkstone Management Services.

10.2	Amendment No. 1 to Real Estate Advisory Management Consultant Agreement dated August 24, 2010, by and between Limoneira Company and Parkstone Management Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2010	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards
Harold S. Edwards
President and Chief Executive Officer